EXHIBIT 1

JACADA LTD.

11 Galgalei Haplada Street
Herzliya 46722, Israel

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To be held on August 4, 2002

Herzliya, Israel
June 26, 2002

TO THE SHAREHOLDERS OF JACADA LTD.:

          NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the “Meeting”) of Jacada Ltd., a corporation formed under the laws of the State of Israel (the “Company”) shall be held on Sunday, August 4, 2002 at 9:00 a.m. (Israel time), at the offices of the Company, 11 Galgalei Haplada Street, Herzliya 46722, Israel, for the following purposes:

1.	To elect two Directors to the Board of Directors of the Company;

2.	To re-appoint Kost, Forer and Gabbay, a member of Ernst & Young International, as independent auditors and to approve their annual remuneration. The auditors shall audit the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2002;

3.	To approve, ratify and extend the existing compensation package and other related employment terms and benefits of Mr. Gideon Hollander, the Chief Executive Officer of the Company, for an additional period of three years effective as of October 1, 2001;

4.	To approve, effective as of June 5, 2002, the grant of options to certain members of the Board of Directors of the Company to purchase ordinary shares of the Company; and

5.	To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

          Only shareholders of record at the close of business on June 25, 2002 are entitled to notice of the Meeting and to vote at the Meeting. Please vote your ordinary shares by completing, signing, dating and mailing the enclosed proxy card in the accompanying postage prepaid envelope. This will assure that your ordinary shares are represented at the Meeting if you are unable to attend the Meeting in person.

By Order of the Board of Directors,

Yossie Hollander
Chairman of the Board of Directors

JACADA LTD.
11 Galgalei Haplada Street
Herzliya 46722, Israel
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PROXY STATEMENT
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Annual Meeting of Shareholders
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          This Proxy Statement is furnished to the holders (the “Shareholders”) of Ordinary Shares, par value NIS 0.01 each (the “Ordinary Shares”) of Jacada Ltd. (the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at the Annual General Meeting of Shareholders (the “Annual General Meeting” or the “Meeting”), or any adjournment thereof, pursuant to the accompanying Notice of Annual General Meeting of Shareholders. The Meeting will be held on Sunday, August 4, 2002 at 9:00 a.m. (Israel time) at the offices of the Company, 11 Galgalei Haplada Street, Herzliya 46722, Israel.

          At the Meeting, Shareholders will be asked:

1.	To elect two Directors to the Board of Directors of the Company;

2.	To re-appoint Kost, Forer and Gabbay, a member of Ernst & Young International, as independent auditors and to approve their annual remuneration. The auditors shall audit the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2002;

3.	To approve, ratify and extend the existing compensation package and other related employment terms and benefits of Mr. Gideon Hollander, the Chief Executive Officer of the Company, for an additional period of three years effective as of October 1, 2001;

4.	To approve, effective as of June 5, 2002, the grant of options to members of the Board of Directors of the Company to purchase Ordinary Shares of the Company; and

5.	To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

          The Board of Directors has fixed the close of business on June 25, 2002 as the record date (the “Record Date”) for the determination of the holders of the Ordinary Shares entitled to notice of the Meeting and to vote at the Meeting. Each such Shareholder will be entitled to one vote for each Ordinary Share held on all matters to come before the Meeting and may vote in person or by proxy by completing, signing, and dating the enclosed proxy card and returning it in the enclosed postage prepaid envelope or as indicated on the proxy card. At the close of business on June 25, 2002, there were 18,562,530 Ordinary Shares entitled to vote.

          This Proxy Statement and the accompanying form of proxy card are first being sent to holders of the Ordinary Shares on or about July 2, 2002.

          Shareholders may revoke the authority granted by their execution of proxies at any time before those proxies are voted by filing with the Company a written notice of revocation or duly executed proxy bearing a later date, or by voting in person at the Meeting. Unless otherwise indicated on the form of proxy, Ordinary Shares represented by any proxy in the enclosed form, if the proxy is properly executed and received by the Company prior to the Meeting, will be voted in favor of all the matters to be presented to the Meeting, as described above.

THE MEETING

Date, Time and Place

     The Meeting will be held on August 4, 2002 at 9:00 a.m. (Israel time) at the offices of the Company, 11 Galgalei Haplada Street, Herzliya 46722, Israel.

Matters to Be Considered

     At the Meeting, Shareholders will be asked to consider and vote (1) to elect two Directors, (2) to appoint the independent auditors and to approve their annual remuneration, (3) to approve Mr. Gideon Hollander’s compensation, and (4) to approve, effective as of June 5, 2002, the grant of options to certain of the Directors. See “ELECTION OF DIRECTORS,” “RE-APPOINTMENT OF INDEPENDENT AUDITORS,” “EXTENSION OF MR. GIDEON HOLLANDER’S EXISTING COMPENSATION AND BENEFITS PACKAGE,” and “GRANT OF OPTIONS TO PURCHASE ORDINARY SHARES OF THE COMPANY TO CERTAIN OF THE DIRECTORS”. The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in this Proxy Statement. If any other matters properly come before the Meeting, or any adjournment thereof, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Ordinary Shares Outstanding and Entitled to Vote

     Shareholders as of the Record Date (i.e., the close of business on June 25, 2002) are entitled to notice of the Meeting and to vote at the Meeting. As of the Record Date, there were 18,562,530 Ordinary Shares outstanding and entitled to vote, with each Ordinary Share entitled to one vote.

Quorum

     Pursuant to the Company’s Articles of Association, the presence, in person or by proxy, of at least two shareholders entitled to vote upon the business to be transacted at the Meeting and holding or representing at least 33 1/3% of the outstanding voting power of the Company is necessary to constitute a quorum at the Meeting.

Required Votes

     Election of Directors. Under the Articles of Association of the Company, Directors are elected by the Shareholders at the Annual General Meeting of the Company, by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the election of Directors. Consequently, only Ordinary Shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a majority. Ordinary Shares present at the Meeting that are not voted for a particular nominee or Ordinary Shares present by proxy where the Shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward the achievement of a majority.

     Re-Appointment of Independent Auditors and Approval of Their Annual Remuneration. Independent auditors shall be elected and the Board of Directors shall be authorized to fix their annual remuneration, by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting for the appointment of the independent auditors and for the authorization of the Board of Directors to fix the auditors’ annual remuneration. Ordinary Shares present at the Meeting that are not voted for the independent auditors’ appointment and for authorization of the Board of Directors to fix the auditors’ annual remuneration or Ordinary Shares present by proxy where the Shareholder properly withheld authority to vote for the appointment of the independent auditors and for the authorization of the Board of Directors to fix the auditors’ annual remuneration (including broker non-votes) will not be counted toward the achievement of a majority.

     Approval and Extension of Mr. Gideon Hollander’s Existing Compensation Package and Other Employment Terms and Benefits. The approval and extension of the existing compensation package and other related employment terms and benefits of Mr. Gideon Hollander, Chief Executive Officer of the Company, for an additional period of three years effective as of October 1, 2001, shall be approved by the Shareholders at the Annual General Meeting by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the approval of the proposed compensation. Ordinary Shares present at the Meeting that are not voted for the proposed extension and also are not voted against it or Ordinary Shares present by proxy where the Shareholder properly withheld authority to vote for the proposed extension (including broker non-votes) will not be counted toward the achievement of a majority.

     Grant of Options to Certain of the Directors to Purchase Ordinary Shares of the Company. The grant of options to certain of the Directors to purchase Ordinary Shares of the Company shall be approved by the Shareholders at the Annual General Meeting of the Company by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the approval of the proposed grant of options to certain of the Directors. Ordinary Shares present at the Meeting that are not voted for the proposed grant of options to the Directors and also are not voted against it or Ordinary Shares present by proxy where the Shareholder properly withheld authority to vote for the proposed grant of the options to the Directors (including broker non-votes) will not be counted toward the achievement of a majority.

Voting and Revocation of Proxies

     Shareholders are requested to vote by proxy by completing, signing, dating and promptly returning the proxy card in the enclosed postage prepaid envelope.

     Ordinary Shares represented by properly executed proxies received by the Company, which are not revoked, will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted for election of the Directors named herein, for the appointment of independent auditors named herein and approval of their remuneration, for approval of the extension of Mr. Gideon Hollander’s existing compensation package and other related benefits as detailed herein, and for approval of the grant of options to certain of the Directors to purchase Ordinary Shares of the Company as detailed herein.

     Voting instructions are provided on the proxy card. If your Ordinary Shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your record holder. If a Shareholder neither returns a signed proxy card nor attends the Meeting and votes in person, his or her Ordinary Shares will not be voted.

     Any proxy signed and returned by a Shareholder may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, at the address of the Company set forth herein, by executing and delivering a later-dated proxy or by voting in person at the Meeting. Attendance without voting at the Meeting will not in and of itself constitute revocation of a proxy.

Proxy Solicitation

     The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from Shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Ordinary Shares held of record by them, and such custodians will be reimbursed for their reasonable expenses.

ELECTION OF DIRECTORS

     In accordance with the terms of the Company’s Articles of Association, the Board of Directors is divided into three classes and the term of the office of the Class III Directors expires on the date of this Meeting. At the Meeting, it is intended that proxies (other than those directing the proxy holders not to vote for the listed nominee) will be voted for the election of the Class III Directors, Mr. Yossie Hollander and Mr. Gideon Hollander. The proposed Directors currently serve as Directors of the Company, and, if elected, each of them shall hold office until the third Annual General Meeting following this Meeting, unless either such Director’s office is earlier vacated under any relevant provision of the Articles of Association of the Company and/or the Israeli Companies Law, as amended from time to time.

The Proposed Directors

     Yossie Hollander has been Chairman of the Board of Directors of the Company since November 1995 and a Director since 1990. Mr. Hollander was a founder of, and from 1983 to 1994 served as the Chief Executive Officer of, New Dimension Software Ltd., an enterprise system and management software company that was acquired by BMC Software in April 1999. Yossie Hollander is Gideon Hollander’s brother.

     Gideon Hollander was a co-founder of the Company in 1990 and has served as the Company’s Chief Executive Officer and as a director since then. From 1988 to 1990, Mr. Hollander worked in the area of research and development at Comverse Technology. From 1982 to 1987, Mr. Hollander served in various technology and management positions in an elite unit of the Israeli Defense Forces, where he specialized in expert systems and user interface design. Two of the projects that Mr. Hollander managed won a prominent Israeli award for technological innovations.

     The Board of Directors will present the following Ordinary Resolutions at the Meeting:

“RESOLVED, that Mr. Yossie Hollander be, and he hereby is, elected to serve as Director of the Company for a term of three years, until the third Annual General Meeting following this Meeting.”

“FURTHER RESOLVED, that Mr. Gideon Hollander be, and he hereby is, elected to serve as Director of the Company for a term of three years, until the third Annual General Meeting following this Meeting.”

     For the foregoing Resolutions to be adopted, they must be approved by the affirmative vote of the holders of a majority of the voting power of the Company represented at the Meeting in person or by proxy and voting thereon. Consequently, only Ordinary Shares that are voted in favor of the Resolutions will be counted toward the achievement of a majority. Ordinary Shares present at the Meeting that are not voted for the approval of the Resolutions or Ordinary Shares present by proxy where the Shareholder properly withheld authority to vote for the Resolutions (including broker non-votes) will not be counted toward the proposed Resolution’s achievement of a majority.

     The Board of Directors recommends a vote FOR the proposal to elect each of the above-named nominees as Directors.

RE-APPOINTMENT OF INDEPENDENT AUDITORS AND APPROVAL OF THEIR ANNUAL REMUNERATION

     At the Meeting, it is intended that Kost, Forer and Gabbay, Certified Public Accountants (Israel) and a member of Ernst & Young International, will be re-nominated by the Board of Directors of the Company for reappointment as independent auditors of the Company for the fiscal year ending December 31, 2002 and that the Board of Directors will be authorized by the Shareholders to fix the remuneration of the auditors in accordance with the volume and nature of their services.

     The Board of Directors will present the following Ordinary Resolution at the Meeting:

“RESOLVED, that the Company’s independent auditors, Kost, Forer, and Gabbay be, and they hereby are, re-appointed as independent auditors of the Company. The independent auditors shall audit the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2002. The Board of Directors be, and it hereby is, authorized to fix the remuneration of the independent auditors in accordance with the volume and nature of their services.”

     The affirmative vote of the holders of a majority of the voting power of the Company represented at the Meeting in person or by proxy and voting thereon is necessary for approval of the Ordinary Resolution re-appointing Kost, Forer, and Gabbay as auditors of the Company. Consequently, only Ordinary Shares that are voted in favor of the appointment will be counted toward their achievement of a majority. Ordinary Shares present at the Meeting that are not voted or Ordinary Shares present by proxy where the Shareholder properly withheld authority to vote for the appointment (including broker non-votes) will not be counted toward the proposed Resolution’s achievement of a majority.

     The Board of Directors recommends a vote FOR (i) the approval of the re-appointment of Kost, Forer & Gabbay as the independent auditors of the Company for the fiscal year ending December 31, 2002; and (ii) the authorization of the Board of Directors to fix the remuneration of said auditors in accordance with the volume and nature of their services.

     APPROVAL AND EXTENSION OF MR. GIDEON HOLLANDER’S EXISTING COMPENSATION PACKAGE AND OTHER EMPLOYMENT TERMS AND RELATED BENEFITS

     The Company intends to approve and extend the existing compensation package and other related employment terms and benefits of Mr. Gideon Hollander, the Chief Executive Officer of the Company, for an additional period of three years, effective as of October 1, 2001, subject to any adjustments required due to Mr. Hollander’s relocation to Israel and as described below. Mr. Hollander’s proposed compensation package consists of an annual salary of $200,000 and target incentive compensation of $80,000 annually (reduced from $100,000 annually for the year 2001), based on the achievement of certain specified goals. At the Annual General Meeting, it is intended that proxies (other than those directing the proxy holders not to vote for the proposed Resolution) will be voted for the approval of the extension of Mr. Gideon Hollander’s current compensation package and other related benefits as follows:

     The Board of Directors will present the following Ordinary Resolutions at the Meeting:

“RESOLVED, to approve and extend Mr. Hollander’s existing compensation package and other related employment terms and benefits for an additional period of three years effective as of October 1, 2001, subject to any adjustments required due to Mr. Hollander’s relocation to Israel and the reduction in his target incentive compensation.”

     The affirmative vote of the holders of a majority of the voting power of the Company represented at the Meeting in person or by proxy and voting thereon is necessary for approval of the Ordinary Resolutions concerning the approval and extension of Mr. Hollander’s existing compensation package and other related employment terms and benefits as set forth above. Ordinary Shares present at the Meeting that are not voted for the proposed extension and also are not voted against it or Ordinary Shares present by proxy where the Shareholder properly withheld authority to vote for the proposed extension (including broker non-votes) will not be counted toward the proposed Resolution’s achievement of a majority.

     The Board of Directors recommends a vote FOR the approval and extension of Mr. Hollander’s compensation package and other related employment terms and benefits for an additional period of three years.

GRANT OF OPTIONS TO CERTAIN OF THE DIRECTORS TO PURCHASE ORDINARY SHARES OF THE COMPANY

     At the Annual General Meeting, it is intended that proxies (other than those directing the proxy holders not to vote for the proposed Resolution) will be voted for the approval of the grant of options to certain of the Directors to purchase Ordinary Shares of the Company as follows:

     The Board of Directors will present the following Ordinary Resolutions at the Annual General Meeting:

(i)	“WHEREAS, Mr. Amnon Shoham served as a Director of the Company prior to his appointment as an External Director of the Company; and

WHEREAS, because of a prior obligation of the Company to Mr. Shoham which was made to him before he was appointed as an External Director, the Company, pursuant to a Board Resolution dated June 5, 2002, granted Mr. Shoham options to purchase 30,000 Ordinary Shares; and

NOW, THEREFORE, IT IS HEREBY RESOLVED to ratify and approve the resolution of the Board of Directors of the Company, dated June 5, 2002, to grant to Amnon Shoham, in accordance with the Company’s prior obligation, pursuant to the 1999 Share Option and Incentive Plan, as amended, options to purchase 30,000 Ordinary Shares, as detailed in the aforementioned resolution of the Board of Directors, at an exercise price of $2.75 per share.

(ii)	FURTHER RESOLVED, to ratify and approve the resolution of the Board of Directors of the Company, dated June 5, 2002, to grant to Yossie Hollander, by virtue of his membership in the Board of Directors of the Company, pursuant to the 1999 Share Option and Incentive Plan, as amended, options to purchase 30,000 Ordinary Shares, par value NIS 0.01 per share, as detailed in the aforementioned resolution of the Board of Directors, at an exercise price of $2.75 per share.”

     The affirmative vote of the holders of a majority of the voting power of the Company represented at the Meeting in person or by proxy and voting thereon is necessary for approval of the Ordinary Resolutions to approve the above proposed grant of options to certain of the Directors to purchase Ordinary Shares of the Company. Ordinary Shares present at the Meeting that are not voted for the proposed grant of options to certain of the Directors and also are not voted against it or Ordinary Shares present by proxy where the Shareholder properly withheld authority to vote for the proposed grant of the options to certain of the Directors (including broker non-votes) will not be counted toward the proposed Resolution’s achievement of a majority.

     The Board of Directors recommends a vote FOR the approval, effective as of June 5, 2002, of the grant of options to certain members of the Board of Directors of the Company to purchase Ordinary Shares of the Company.

ANNUAL REPORT

     A copy of the Company’s 2001 Annual Report to Shareholders (including the audited financial statements for the year ended December 31, 2001) is being furnished to Shareholders concurrently herewith.

     It is important that your proxy be returned promptly by mail. The proxy may be revoked at any time by you before it is exercised. If you attend the Meeting in person, you may withdraw any proxy and vote your own Ordinary Shares.

BY ORDER OF THE BOARD OF DIRECTORS,

Yossie Hollander
Chairman of the Board of Directors
Dated: June 26, 2002